Exhibit 10.1(a)

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into effective as of April 1, 2014 (the “Effective Date”), by and between Double Eagle Petroleum Co., a Maryland corporation (the “Company”), and Charles Chambers (“Employee”). The Company and Employee are collectively referred to as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company desires to employ Employee as the Chief Executive Officer and President of the Company, and Employee desires to be employed as the Chief Executive Officer and the President of the Company; and

WHEREAS, the Company and Employee desire to enter into this Agreement regarding the employment of Employee;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
POSITION & DUTIES

1.1Title.

Employee is employed to serve as Chief Executive Officer and President of the Company and agrees to perform services described herein for the Company and such subsidiaries and other affiliates of the Company (each, an “Affiliate”).  Employee hereby agrees to be employed by the Company and serve in such capacities.

1.2Employment Period.

Employee’s employment will begin on the Effective Date and continue until this Agreement is terminated by either Employee or the Company.  If this Agreement is terminated by the Company without “cause” pursuant to Section 3.2(b) or is terminated by Employee for “good reason” pursuant to Section 3.2(c), Employee will be entitled to the severance benefits described in Section 3.5(a).  If this Agreement is terminated for cause pursuant to Section 3.2(a) of this Agreement there are no severance benefits payable to Employee by the Company.  Bonuses, if any, shall not be deemed to be accrued or part of any severance package unless and until the Board of Directors of the Company (the “Board of Directors”) has declared and awarded a bonus to Employee.  Employee’s period of employment pursuant to this Agreement shall hereinafter be referred to as the “Employment Period.”

1.3Duties and Responsibilities.

Employee shall perform the tasks consistent with the offices and positions designated herein in Section 1.1 and such other reasonable tasks directed by the Board of Directors.  Employee hereby covenants and agrees to perform the services for which he is hereby retained in good faith and with reasonable diligence in light of attendant circumstances.

1.4Performance of Duties.

Throughout the Employment Period, except as otherwise approved by the Board of Directors or as provided below, Employee agrees to devote his full business time, effort, skill and attention to the affairs of the Company and its Affiliates, will use his best efforts to promote the interests of the Company and its Affiliates, and will discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices.  The foregoing shall not, however, preclude Employee from devoting reasonable time, attention and energy in connection with other activities outside his existing duties and responsibilities, provided that any such other activities do not interfere with the performance of his duties and services hereunder and do not conflict with the business interests of the Company and its Affiliates, and further provided that Employee’s participation in any activities in the oil and gas industry or which may reasonably be deemed to conflict with the business interests of the Company and/or its Affiliates is approved in advance by the Board of Directors.  The Company acknowledges that the two activities in which Employee is currently involved that Employee has disclosed to the Company do not conflict with the business interests of the Company and its Affiliates.

1.5Reporting Location.

Employee’s principal place of business is Houston, Texas, which includes the metropolitan area within a 60 mile radius from the Company’s current office at that location.

ARTICLE 2
COMPENSATION

2.1Base Salary.

As compensation to Employee for the performance of his duties and obligations under this Agreement, the Company shall pay Employee a base salary of $350,000 annually (the “Base Salary”), which will be paid in periodic installments in accordance with the Company’s standard payroll policies and subject to all federal, state, and municipal withholding requirements. The Base Salary shall be prorated for any partial calendar period of employment.

2.2Equity Grants.

As of the Effective Date, the Company shall grant to Employee (a) that number of restricted shares of the Company’s common stock (the “Common Stock”) having a fair market value of $400,000 based on the closing price of the Common Stock on the last trading day preceding the date of grant as determined under the Double Eagle Petroleum Co. 2010 Stock Incentive Plan (the “LTIP”), such grant to be made pursuant to the LTIP and a Restricted Stock Award Agreement substantially in the form attached hereto as Exhibit A, and (b) that number of restricted shares of the Common Stock having a fair market value of $800,000 based on the closing price of the Common Stock on the last trading day preceding the date of grant as determined under the LTIP, such grant to be made pursuant to the LTIP and a Restricted Stock Award Agreement substantially in the form attached hereto as Exhibit B. Thereafter, Employee will be eligible to receive such grants of equity awards or other long-term incentive awards in amounts and on terms and conditions determined by the Board of Directors.

2.3Bonus Awards within Discretion of Board of Directors.

In addition to receiving the Base Salary described in Section 2.1 and the equity grants described in Section 2.2, Employee may, in the sole discretion of the Board of Directors, be awarded such cash and/or non-cash bonuses from time to time as are approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”) or by the Board of Directors directly.  The annual bonus shall be based upon any annual cash incentive bonus plan and terms adopted by the Compensation Committee or the Board of Directors.   In addition, in the event of extraordinary performance by Employee, the Board of Directors has discretion to pay him such additional cash or equity compensation as the Board of Directors determines.

2.4Employee Benefit Plans.

During the Employment Period, Employee will be eligible to participate in any employee benefit plans provided by the Company as determined by the Board of Directors and as such plans may be changed from time to time, in accordance with the provisions of such plans, including, but not limited to, the Company’s qualified retirement plan and the Company’s stock incentive plan.  Employee hereby agrees and acknowledges that nothing in this Agreement shall guarantee Employee that any employee benefit plan shall be in effect during the Employment Period nor shall it guarantee Employee a right to any grant of stock options, restricted stock or any other right under the LTIP, any other stock incentive plan or any other plan.

2.5Vacation.

Commencing upon the Effective Date, Employee will accrue four (4) weeks of vacation per calendar year, pro-rated proportionally for days worked as compared to the calendar year accruable days in total.  Unused vacation time may be carried over to a subsequent calendar year in accordance with the Company’s vacation policy.  Upon termination of Employee’s employment under this Agreement, Employee shall be paid for all accrued but unused vacation days then accrued and available under the Company’s vacation policy.

2.6Clawback.

Notwithstanding any other provisions in this Agreement to the contrary, any incentive based compensation including that described in Section 2.2 or any other compensation including that described in Section 2.1, Section 2.3 and Section 2.5, paid or payable to Employee pursuant to this Agreement or any other agreement or arrangement with the Company which compensation is subject to recovery under any law, government regulation, order or stock exchange listing requirement, whether adopted during or after the Employment Period, will be subject to such deductions and recovery (clawback) as may be required to be made pursuant to law, government regulation, order, stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement or otherwise.  Employee specifically authorizes the Company to withhold from his future wages and other amounts payable by the Company any amounts that may become due under this Section 2.6.  This Section 2.6 shall survive the termination of this Agreement for a period of three (3) years or such longer time period as required by law, government regulation, order, or stock exchange listing requirement.

ARTICLE 3
TERMINATION OF EMPLOYMENT

This Agreement and Employee’s employment with the Company may be terminated as follows:

3.1Death or Disability.

On the date of Employee’s death or the date on which Employee incurs a Disability, this Agreement and Employee’s employment with the Company will automatically terminate.  The Company will pay to Employee’s estate (in the case of Employee’s death) or to Employee an amount equal to one-twelfth (1/12th) of the Base Salary on the last day of each month during the six (6) month period beginning with the first calendar month immediately following the month that includes the Date of Termination (as defined in Section 3.4 below).  For purposes of this Agreement, the term “Disability” means the absence of Employee from Employee’s duties hereunder on a full-time basis for an aggregate of 180 days within any given period of 270 consecutive days (in addition to any statutorily required leave of absence and any leave of absence approved by the Company) as a result of the incapacity of Employee, despite any reasonable accommodation required by law, due to bodily injury or disease or any other mental or physical illness of Employee.

3.2Termination by the Company or by Employee.

(a)Termination for Cause.  This Agreement and Employee’s employment with the Company may be terminated by the Company for “cause” at any time, without prior notice (except as indicated herein below) and without severance pay or severance benefits.  For purposes hereof, “cause” means any of the following events:

(i)Any embezzlement or wrongful diversion of funds of the Company or any Affiliate by Employee.

(ii)A conviction of Employee, or the entering of a plea of nolo contendere by Employee, with respect to having committed a felony.

(iii)Acts of dishonesty or moral turpitude by Employee that are determined by the Board of Directors to be detrimental to the Company or an Affiliate.

(iv)Abandonment by Employee of his job duties or repeated absences from the Company-directed tasks which are not otherwise excused by the Company.

(v)Competing with the Company or otherwise diverting away from the Company business opportunities intended for the Company or which could reasonably benefit the Company’s core business.

(vi)An unauthorized use of the Company’s or an Affiliate’s name, trademark(s), service mark(s) or trade name(s), and all variations thereof and marks or names similar thereto, whether now or hereafter owned, licensed, or used by the Company or an Affiliate.

(vii)Acts or omissions by Employee which are detrimental to the business of the Company or an Affiliate, the Company’s or an Affiliate’s interests and/or the Company’s or an Affiliate’s reputation.

(viii)Failure of Employee to comply with reasonable and lawful directives and/or policies of the Company that remains uncured for a period of at least thirty (30) days following written notice from the Company or the Board of Directors or a committee thereof to Employee of such alleged failure, which written notice describes in reasonable detail the nature of such alleged failure.

(ix)Any other material breach by Employee of any agreement between Employee and the Company that remains uncured for a period of at least thirty (30) days following written notice from the Company or the Board of Directors or a committee thereof to Employee of such alleged breach, which written notice describes in reasonable detail the nature of such alleged breach.

(b)Termination Without Cause.  Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement and Employee’s employment with the Company at any time without “cause”, upon providing written notice to Employee.  Upon such termination, Employee shall have the rights set forth in Section 3.5(a) below subject to the terms and conditions of Section 3.5(a) and Section 3.5(e).

(c)Termination for Good Reason.  Notwithstanding any other provision of this Agreement, Employee may terminate this Agreement and Employee’s employment with the Company for “good reason” 60 days after providing written notice to the Company of the “good reason” if the written notice is provided within 30 days following the first occurrence of the good reason event and the “good reason” is not cured within the 60 day period following the date of delivery of the notice.  “Good reason” means:

(i)A material breach by the Company of any agreement between Employee and the Company that remains uncured for a period of at least sixty (60) days following written notice by Employee to the Company of the breach.

(ii)A change in reporting location outside the reporting location set forth in Section 1.5.

(iii)A material reduction in Employee’s responsibilities or a reduction in the Base Salary.

Upon termination by Employee for good reason, Employee shall have the rights set forth in Section 3.5(a) below subject to the terms and conditions of Section 3.5(a) and Section 3.5(e); except that if termination by Employee for good reason satisfies the conditions of Section 3.5(b), then Employee shall have the rights set forth in Section 3.5(b), subject to the other terms and conditions of Section 3.5(b) through Section 3.5(e).  Such a termination shall be deemed to be an involuntary termination.

(d)Termination Without Good Reason.  Notwithstanding any other provision of this Agreement, Employee may terminate this Agreement and Employee’s employment with the Company at any time without “good reason”, upon providing written notice to the Company.  If

Employee terminates Employee’s employment with the Company by resignation, other than resignation for “good reason”, such termination shall be without any severance pay or severance benefits and Employee shall be entitled only to such compensation hereunder that has accrued as of the Date of Termination.

(e)Litigation Costs.  If the Company and Employee enter into litigation as to whether Employee’s termination validly qualifies as termination for “good reason,” for “cause” or as following a “change in control,” then the prevailing party in such action shall be awarded its or his reasonable costs and fees, including attorneys’ fees, resulting from such litigation up to a maximum of one hundred thousand dollars ($100,000).  The Company and Employee agree that no punitive or consequential damages may be awarded as a result of such action or otherwise under this Agreement.

3.3Notice of Termination.

Any termination of this Agreement and Employee’s employment hereunder by the Company or by Employee (other than as the result of Employee’s death) shall be communicated by a Notice of Termination (as defined below) to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which (a) indicates the specific termination provision in this Agreement relied upon; (b) in the case of a termination for Disability or termination for cause, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee’s employment under the provision so indicated; and (c) specifies the Date of Termination (as defined in Section 3.4 below).  The failure by the Company or Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of a Disability or a termination for cause shall not waive any right of the Company or Employee hereunder or preclude the Company or Employee from asserting such fact or circumstance in enforcing the Company’s or Employee’s rights hereunder.

3.4Date of Termination.

For purposes of this Agreement, the “Date of Termination” shall mean the effective date of termination of Employee’s employment hereunder, which date shall be (a) if Employee’s employment is terminated by Employee’s death, the date of Employee’s death; (b) if Employee’s employment is terminated because Employee incurs a Disability, the date Employee incurs such Disability; (c) if Employee’s employment is terminated by the Company for cause, the date on which the Notice of Termination is delivered; and (d) if Employee’s employment is terminated for any other reason, including the resignation by Employee, the date specified in the Notice of Termination, which date shall in no event be earlier than the date such notice is delivered.

3.5Severance Pay Provisions/Change in Control/Effect of Termination Without Cause by Company, or for Good Reason by Employee.

(a)In the event this Agreement is terminated by the Company without “cause,” or is terminated by Employee for “good reason,” then Employee’s sole remedy and severance benefit shall be limited to payment from the Company to Employee of an amount equal to one-twelfth (1/12th) of the Base Salary for each month during a twenty-four (24) month period following the Date of Termination as set forth below and continuing health care benefits described in

Section 3.5(f) for a period of up to twenty-four (24) months following such termination.  Notwithstanding any other provisions of this Agreement to the contrary, in consideration for receiving the severance benefits described in this Section 3.5(a), Employee hereby agrees to execute (and not revoke) the Release described in Section 3.5(e).  If Employee is not a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Final Department of Treasury Regulations issued thereunder (collectively, “Section 409A”) at the time of termination of Employee’s employment (“Specified Employee”), and Employee has timely signed and delivered to the Company, by the deadline set forth below, the Release, which has become irrevocable by the time set forth below, the Company shall pay to Employee the twenty-four (24) monthly cash severance payments described in this Section 3.5(a) starting on the date that is sixty (60) days following the date of Employee’s “separation from service” within the meaning of Section 409A (“Separation From Service”) and on the same day of the month in each of the following twenty-three (23) months..  In the event that Employee is a Specified Employee and Employee has timely signed and delivered to the Company, by the deadline set forth below, the Release, which has become irrevocable by the time set forth below, the Company shall pay to Employee the twenty-four (24) monthly cash severance payments described in this Section 3.5(a) as follows:  (i) the first six monthly cash severance payments shall be paid on the date that is six (6) months following the date of Employee’s Separation From Service and (ii) the remaining eighteen (18) monthly cash severance payments will be paid starting on the date that is seven (7) months following the date of Employee’s Separation From Service and thereafter on the same day of the month in each of the following seventeen (17) months.  Whether Employee is or is not a Specified Employee, Employee will not be paid the twenty-four (24) monthly cash severance payments described in this Section 3.5(a) or entitled to reimbursement of a portion of the premiums for Company provided group health plan coverage that shall be provided to Employee by the Company under Section 3.5(f) (or any continuation of coverage after the end of the COBRA continuation coverage period described in Section 3.5(f)) and Employee shall forfeit any right to such payments and benefits, unless (A) Employee has signed and delivered to the Company the Release and (B) the period for revoking the Release shall have expired (in the case of both clauses (A) and (B)) prior to the date that is 60 days following the date of Employee’s Separation From Service.  If Employee fails to properly execute and deliver such release (or revokes the Release), Employee agrees that Employee shall not be entitled to receive the severance benefits described in this Section 3.5(a).  Notwithstanding this Section 3.5(a), Employee shall not be entitled to payment pursuant to this Section 3.5(a) if he is entitled to payment pursuant to Section 3.5(b).

(b)In the event of a Change in Control as defined in Section 3.5(c) below, if:

(i)Employee’s employment with the Company is terminated without “cause” as defined in Section 3.2(a) during the 12-month period immediately following a Change in Control, or

(ii)Employee terminates his employment with the Company for “good reason” as defined in Section 3.2(c) during the 12-month period following the Change in Control,

then Employee shall be entitled to a lump sum payment in the amount equal to the sum of (x) three (3) times the Base Salary plus (y) 100% of the total amount of cash bonuses granted to

Employee in his capacity as an employee of the Company during the 36 months preceding the date of the Change in Control (collectively, the “Cash Change in Control Benefit”) and continuing health care benefits described in Section 3.5(f) for a period of up to twenty four (24) months following such termination.  The Cash Change in Control Benefit and continuing health care benefits described in Section 3.5(f) shall be in lieu of any payment or benefits under Section 3.5(a) or any other severance or termination pay to which Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. Employee’s entitlement to any other compensation or benefits shall be determined in accordance with any Company employee benefit plans and any other applicable programs, policies and practices then in effect in which Employee participates.  Notwithstanding any other provisions of this Agreement to the contrary, in consideration for the Cash Change in Control Benefit and continuing health care benefits described in Section 3.5(f) Employee hereby agrees to execute (and not revoke) the Release described in Section 3.5(e).  If Employee is not a Specified Employee and Employee has timely signed and delivered to the Company, by the deadline set forth below, the Release, which has become irrevocable by the time set forth below, the Company shall pay to Employee the Cash Change in Control Benefit on the date that is sixty (60) days following the date of Employee’s Separation From Service.  In the event that Employee is a Specified Employee and Employee has timely signed and delivered to the Company, by the deadline set forth below, the Release, which has become irrevocable by the time set forth below, the Company shall pay to Employee the Cash Change in Control Benefit on the date that is six (6) months following the date of Employee’s Separation From Service.  Whether Employee is or is not a Specified Employee, Employee will not be paid the Cash Change in Control Benefit or entitled to reimbursement of a portion of the premiums for Company provided group health plan coverage that shall be provided to Employee by the Company under Section 3.5(f) (or any continuation of coverage after the end of the COBRA continuation coverage period described in Section 3.5(f)) and Employee shall forfeit any right to such payment and benefits unless (A) Employee has signed and delivered to the Company the Release and (B) the period for revoking the Release shall have expired (in the case of both clauses (A) and (B)) prior to the date that is 60 days following the date of Employee’s Separation From Service.  If Employee fails to properly execute and deliver such release (or revokes the Release), Employee agrees that Employee shall not be entitled to receive the severance benefits described in this Section 3.5(f) and shall forfeit all rights thereto.

(c)For the purposes of this Agreement, a “Change in Control” means the occurrence of any of the following events:

(i)If any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), acquires ownership of the Common Stock that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than fifty (50) percent of the total fair market value or total voting power of the Common Stock, the acquisition of additional Common Stock by the same person or persons is not considered to cause a Change in Control. An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of Common Stock for purposes of this Section. This Section applies only when there is a transfer of Common Stock (or issuance of Common Stock) and stock in the Company remains outstanding after the transaction;

(ii)If a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; or

(iii)If there is a change in the ownership of a substantial portion of the Company’s assets, which shall occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that a sale of a substantial portion of the Company’s assets in the ordinary course of business and investment of the proceeds into similar assets for use in the business of the Company shall not constitute a change in the ownership of a substantial portion of the Company’s assets for purposes of this provision. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(d)In the event that the Change in Control Benefits provided for under Section 3.5(b) constitute “parachute payments” within the meaning of Section 280G of the Code, and but for this Section 3.5(d) would be subject to the excise tax imposed by Section 4999 of the Code, then the Change in Control Benefits under Section 3.5(b) will be either: (i) delivered in full, or (ii) delivered as to such lesser extent that would result in no portion of such Change in Control Benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of Change in Control Benefits, notwithstanding that all or some portion of such Change in Control Benefits may be taxable under Section 4999 of the Code. Unless the Company and Employee otherwise agree in writing, any determination required under this Section 3.5(d) will be made in writing by the Company’s independent public accountants immediately prior to the Change in Control (the “Accountants”), whose determination will be conclusive and binding upon Employee and the Company for all purposes.  For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

(e)As a condition and requirement in order to receive any payment or benefit pursuant to Section 3.5(a) or Section 3.5(b) above or Section 3.5(f) below, Employee must sign and deliver to the Company a full release of the Company from any claims that Employee may have against the Company, its Affiliates, and the directors, officers, employees and other affiliates of the Company and the Affiliates (the “Release”), substantially in the form attached hereto as Exhibit C, and Employee must return to the Company all information, documents, records, memoranda, drafts, emails, notes, data or other non-public information that is recorded in any electronic, audio, video or other manner that was furnished to Employee or produced by Employee in connection with Employee’s employment, except for documents relating to compensation or benefits to which Employee is entitled following Employee’s termination of employment. Employee also shall be required to return all other Company property and equipment, including keys and access cards. The form of Release to be signed and delivered by Employee to the Company must be reasonably acceptable to the Company and will be provided to Employee by the Company.

(f)In the event this Agreement and Employee’s employment with the Company is terminated and, as a result thereof, Employee is entitled, under either Section 3.5(a) or Section 3.5(b), to the continuing health care benefits described in this Section 3.5(f) for a period of up to twenty four (24) months following such termination (the “Period”) then, if Employee elects continued group medical coverage for himself and his eligible dependents pursuant to section 4980B of the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the terms of the applicable Company-sponsored group health plans as a result of the termination of Employee’s employment with the Company (“COBRA”), (i) the Company will reimburse Employee for that portion of the premiums Employee pays during the lesser of the COBRA continuation period or the duration of the Period for COBRA continuation coverage in excess of the premiums paid by active employees of the Company for comparable coverage under the applicable Company-sponsored group health plans and (ii) if the COBRA continuation coverage ends solely as a result of the completion of the 18 month period that COBRA continuation coverage is available to Employee as a result of Employee’s termination of employment, for the period beginning on the expiration of such 18 month COBRA continuation coverage period and continuing through the end of the Period, the Company will continue to provide to Employee the coverage Employee and his qualifying dependents had on the date such COBRA continuation coverage ended under the applicable Company-sponsored group health plans and will reimburse Employee monthly for that portion of the premiums Employee pays for the coverage provided under the applicable Company-sponsored group health plans during that period in excess of the premiums paid by active employees of the Company for comparable coverage under the applicable Company-sponsored group health plans.  Notwithstanding the foregoing, any obligation to provide continuing health care benefits described in this Section 3.5(f) and any premium reimbursement obligation set forth in this Section 3.5(f) shall lapse as of the date comparable group health plan coverage in connection with other employment is made available to Employee regardless of whether Employee participates in such alternate coverage program.  The terms and conditions of this Section 3.5(f) shall continue until the end of the Period notwithstanding the death or disability of Employee during said period.  Any reimbursements by the Company to Employee required under this Section 3.5(f) shall be made on the last day of each month Employee pays the amount required for such coverage.

ARTICLE 4
CONFIDENTIALITY

4.1Confidentiality.

In consideration of the Company’s employment of Employee and the payment by the Company of the Base Salary and other payments and benefits associated with Employee’s employment, and in acknowledgment that:

(a)the Company is engaged in the oil and gas business,

(b)the Company maintains secret and confidential information,

(c)during the course of Employee’s employment by the Company, such secret or confidential information will become known to Employee, and

(d)full protection of the Company’s business makes it essential that no employee appropriate for his or her own use, or disclose, such secret or confidential information,

Employee agrees that, during the Employment Period and for a period of eighteen (18) months following the Employment Period, Employee will hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for his own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings, or other confidential or proprietary information of any kind, nature, or description (regardless of whether acquired, learned, obtained, or developed by Employee alone or in conjunction with others) belonging to or concerning the Company or any of its Affiliates, except (i) with the prior written consent of the Company duly authorized by its Board of Directors, (ii) in the course of the proper performance of Employee’s duties hereunder, (iii) for information (A) that becomes generally available to the public other than as a result of unauthorized disclosure by Employee or his affiliates or (B) that becomes available to Employee on a non-confidential basis from a source other than the Company or its Affiliates who is not bound by a duty of confidentiality, or other contractual, legal, or fiduciary obligation, to the Company, or (iv) as required by applicable law or legal process.  Notwithstanding the forgoing, this Section is not intended, nor shall be construed, to prohibit Employee’s general knowledge, skill and experience or Employee’s inventive powers.

4.2Non-Competition.

Except as provided in the last sentence of this Section, during Employee’s employment with the Company and for a period of eighteen (18) months following the Employment Period, Employee shall not be engaged as an officer or employee of, or in any way be associated in a management or ownership capacity with any corporation, company, partnership or other enterprise or venture that conducts a business in direct competition with the business of the Company as of the Date of Termination; provided, however, that Employee may own not more than two percent (2%) of the outstanding securities, or equivalent equity interests, of any class of any corporation, company, partnership, or other enterprise that is in direct competition with the business of the Company, which securities are listed on a national securities exchange or traded in the over-the-counter market. It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof.

4.3Non-Solicitation.

Employee also agrees that he will not, directly or indirectly, during the term of his employment and for a period of eighteen (18) months following the Employment Period either (a) employ, or permit an entity by which he becomes employed or of which he becomes a director, to employ, any person who was employed by the Company on the Date of Termination or 45 days prior to the Date of Termination; or (b) encourage, persuade, or induce any other employee of the Company to terminate his employment, or any person or entity engaged by the Company to represent it to terminate that relationship without the express written approval of the Company. It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof.

4.4Indemnification.

(a)In the event Employee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any action, suit or proceeding by reason of his being or having been an officer of the Company, then the Company shall indemnify Employee against expenses reasonably incurred and/or liability incurred in connection with any such action, suit or proceeding, and advance expenses to Employee, to the fullest extent permitted by the Company’s Articles of Incorporation and bylaws now in effect, by the common law, by the General Corporation Law of the State of Maryland (the “GCLM”) or other applicable law in effect on the date hereof, and to any greater extent that the GCLM or applicable law may in the future from time to time permit. Employee shall be indemnified as soon as practicable but in any event no later than forty-five (45) days after written demand is presented to the Company by Employee, and any indemnified amount shall include any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement) of such action, suit or proceeding for which Employee presents valid invoices and/or receipts. If so requested by Employee, the Company shall advance to Employee, within five (5) business days of such request, reasonable expenses (an “Expense Advance”) incurred in defending any action, suit or proceeding, provided that Employee shall provide valid invoices and/or receipts for such expenses to be advanced, and further provided that Employee shall execute and deliver to the Company an undertaking that Employee shall repay to the Company any Expense Advance if it shall ultimately be determined by a court of competent jurisdiction that Employee is not entitled to be indemnified.

(b)Upon written demand or other request by Employee for indemnification hereunder, Employee shall be entitled to such indemnification unless (i) Employee did not act in good faith in a manner that was reasonable and in the best interests of the Company; (ii) Employee’s act or omission was material to the matter giving rise to the liability and was committed in bad faith or was the result of active or deliberate dishonesty; (iii) Employee actually received an improper personal benefit in money, property or services; or (iv) in the case of a criminal proceeding, Employee had reasonable cause to believe the act or omission was unlawful.  In the event of a settlement before or after any action or suit, indemnification shall be provided only in connection with such matters covered by settlement as to which the Company is advised by the Reviewing Party (as defined below) that Employee was not guilty of such fraud or misconduct as is covered by the provisions of Section 4.4(b) above.  Employee shall not consent to the settlement of any action, suit or proceeding involving his role as an officer of the Company without first obtaining the Company’s written consent, and the Company shall not be liable to indemnify Employee for any amounts paid in settlement of any action, suit or proceeding affected without its written consent, which consent shall not be unreasonably withheld. The Company shall not be required to obtain the consent of Employee to settle any action, suit or proceeding that the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants Employee a complete and unqualified release in respect of any potential liability.

(c)Promptly after receipt by Employee of notice of the commencement of any action, suit or proceeding, Employee will, if a claim in respect thereof is to be made against the Company under this Section 4.4, notify the Company in writing of the commencement thereof. The omission by Employee to so notify the Company will not relieve the Company from any liability that it may have to Employee under this Section 4.4 or otherwise, except to the extent that the Company may suffer material prejudice by reason of such failure. Notwithstanding any other provision of this Section 4.4, with respect to any such action, suit or proceeding as to which Employee gives notice to the Company of the commencement thereof:

(i)The Company will be entitled to participate therein at its own expense.

(ii)Except as otherwise provided in this Section 4.4, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to Employee. After notice from the Company to Employee of its election to so assume the defense thereof, the Company shall not be liable to Employee under this Agreement for any legal or other expenses subsequently incurred by Employee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Employee shall have the right to employ Employee’s own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Employee unless (A) the employment of counsel by Employee and payment for same by the Company has been authorized by the Company; (B) Employee shall have reasonably concluded that there may be a conflict of interest between the Company and Employee in the conduct of the defense of such action and such determination by Employee shall be supported by an opinion of counsel, which opinion shall be reasonably acceptable to the Company; or (C) the Company shall not in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Employee shall have reached the conclusion provided for in clause (B) above.

(d)If the Company advances Expense Advances or other funds for indemnification pursuant to this Section, and, subsequently, indemnification pursuant to this Section is declared unenforceable by a court of competent jurisdiction, or an independent third party, paid by the Company, that is reviewing the indemnification set forth herein (the “Reviewing Party”) reasonably determines that Employee is not entitled to indemnification pursuant to this Section, then Employee shall have the right to retain the indemnification payments until all appeals of the court’s or the Reviewing Party’s decision have been exhausted.

(e)This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors or assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Section 4.4 shall continue in effect regardless of whether Employee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

ARTICLE 5
MISCELLANEOUS

5.1Time of Essence.

Time is of the essence with respect to this Agreement.

5.2Benefit.

This Agreement shall inure to and be binding upon the undersigned and their respective heirs, representatives, successors and permitted assigns.  This Agreement may not be assigned by either party without the prior written consent of the other party.

5.3Governing Law.

This Agreement shall be governed by, and construed in accordance with the laws of the State of Colorado without resort to any principle of conflict of laws that would require application of the laws of any other jurisdiction; provided, however, that the Maryland corporate laws shall be applicable to the rights of Employee as a shareholder with regard to vested Company shares that Employee may acquire pursuant to this Agreement.

5.4Counterparts.

This Agreement may be executed in counterparts and via facsimile, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Agreement.  Each such counterpart shall become effective when one counterpart has been signed by each party thereto.

5.5Severability.

In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.

5.6Construction.

Use of the masculine pronoun herein shall be deemed to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate.  No inference in favor of or against any party shall be drawn from the fact that such party or such party’s counsel has drafted any portion of this Agreement.

5.7Captions for Convenience.

All captions herein are for convenience or reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

5.8No Waiver.

No waiver of or failure to act upon any of the provisions of this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar).

5.9Amendment.

This Agreement may be amended only by a writing signed by all of the Parties hereto.

5.10Entire Contract.

This Agreement and the documents and instruments referred to herein constitute the entire contract between the Parties to this Agreement and supersede all other understandings, written or oral, with respect to the subject matter of this Agreement.

5.11Notices.

All notices, requests, demands, directions and other communications (“Notices”) concerning this Agreement shall be in writing and shall be mailed, delivered personally, sent by telecopier or facsimile, or emailed to Employee at Employee’s address. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to Employee’s address, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of Employee, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the date on which the Notice is delivered. When sent by email, telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of Employee, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the date on which the Notice is sent. Each Notice shall be addressed to the party to be notified as shown below:

(a)if to the Company:

Double Eagle Petroleum Co.

1675 Broadway, Suite 2200

Denver, Colorado 80202

Facsimile No. (303) 794-8451

Attention: Chairman of the Compensation Committee
of the Board of Directors

(b)if to Employee:

Charles Chambers

11818 Village Park Circle

Houston, Texas 77024

IN WITNESS WHEREOF, the Parties have set their hands and seals hereunto on the dates set forth below to be effective as of the Effective Date.

DOUBLE EAGLE PETROLEUM CO.

By:  /s/ Richard Dole______________
Name:Richard Dole
Title:President & CEO
Date:March 31, 2014

EMPLOYEE

By: /s/ Charles Chambers__________
Name:Charles Chambers
Date:March 31, 2014

EXHIBIT A

DOUBLE EAGLE PETROLEUM CO.
2010 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT
(Time-Based Vesting)

This Restricted Stock Award Agreement (this “Agreement”) is made by and between Double Eagle Petroleum Co., a Maryland corporation (the “Company”), and Charles Chambers (the “Executive”) effective as of March 24, 2014 (the “Grant Date”), pursuant to the Double Eagle Petroleum Co. 2010 Stock Incentive Plan (the “Plan”), a copy of which previously has been made available to the Executive and the terms and provisions of which are incorporated by reference herein.

Whereas, the Company desires to grant to the Executive the shares of the Company’s common stock, $0.10 par value per share, specified herein (the “Shares”), subject to the terms and conditions of this Agreement; and

Whereas, the Executive desires to have the opportunity to hold the Shares subject to the terms and conditions of this Agreement;

Now, Therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)“Affiliate”. means any individual, corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or comparable individuals of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)“Change in Control” shall have the meaning set forth in Section 1 of the Plan.

(c)“Forfeiture Restrictions” means the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Shares issued to the Executive hereunder and the obligation to forfeit and surrender such Shares to the Company.

(d)“Period of Restriction” means the period during which Restricted Shares are subject to Forfeiture Restrictions and during which Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered.

(e)“Restricted Shares” means the Shares that are subject to the Forfeiture Restrictions under this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.Grant of Restricted Shares.  Effective as of the Grant Date, the Company shall cause to be issued in the Executive’s name the following Shares as Restricted Shares:  176,211 shares of the Company’s common stock, $0.10 par value.  The Company shall cause certificates or electronic book entries evidencing the Restricted Shares, and any shares of Common Stock or rights to acquire shares of Common Stock distributed by the Company in respect of Restricted Shares during any Period of Restriction (the “Retained Distributions”), to be issued in the Executive’s name.  During the Period of Restriction such electronic book entries and certificates shall bear a restrictive legend to the effect that ownership of such Restricted Shares (and any Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Executive shall have the right to vote the Restricted Shares awarded to the Executive and to receive and retain all regular dividends paid in cash or property (other than Retained Distributions), and to exercise all other rights, powers and privileges of a holder of Shares, with respect to such Restricted Shares, with the exception that (a) the Executive shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Executive may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Period of Restriction.  Upon issuance any certificates shall be delivered to such depository as may be designated by the Compensation Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of Shares set forth in this Agreement the Executive accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

3.Transfer Restrictions.  The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws.  The Executive also agrees that the Company may (a) refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

4.Vesting.  The Shares that are granted hereby are subject to the Forfeiture Restrictions.  The Forfeiture Restrictions will lapse as to the Shares that are awarded hereby as provided in Section 4(a) through (f) below.

(a)The Forfeiture Restrictions will lapse as to the Shares that are awarded hereby on the third anniversary of the Grant Date (the “Third Anniversary”), provided that the Executive has remained employed by the Company throughout the three (3) year period beginning on the Grant Date and ending on the Third Anniversary.

(b)Notwithstanding any other provision of this Agreement to the contrary, if, prior to the Third Anniversary, a Change in Control occurs and the Executive has remained employed by the Company throughout the period beginning on the Grant Date and ending the time immediately prior to the effective time of the Change in Control then the Forfeiture Restrictions will lapse as to all of the Shares that are awarded hereby immediately prior to the effective time of the Change in Control.

(c)Notwithstanding any other provision of this Agreement to the contrary, if, prior to the Third Anniversary, the Executive’s employment with the Company is terminated as a result of the Executive’s death or Disability the Forfeiture Restrictions will lapse as to a pro-rata portion of the Shares that are awarded hereby on the date of the Executive’s employment with the Company is so terminated equal to (i) the Shares multiplied by (ii) the number of full, complete calendar months from the Grant Date (including, the month that includes the Grant Date even though such month is not a full, complete calendar month) through the date on which the Executive’s employment with the Company is so terminated divided by (ii) 36.

(d)If the Executive ceases to be employed by the Company for any reason before the lapse date set forth in Section 4(a) (and a Change in Control has not previously occurred), the Forfeiture Restrictions applicable to the Restricted Shares shall not lapse and all the Restricted Shares shall be forfeited to the Company and this Agreement shall terminate.

(e)Upon the lapse of the Forfeiture Restrictions with respect to the Shares granted hereby the Company shall cause to be delivered to the Executive a stock certificate or electronic book entry representing such Shares, and such Shares shall be transferable by the Executive (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

(f)If the Executive’s employment with the Company terminates for any reason before the Third Anniversary other than as provided in Section 4(b), (c) or (d) the Forfeiture Restrictions applicable to the Restricted Shares shall not lapse and all the Restricted Shares shall be forfeited to the Company and this Agreement shall terminate on the date that the Executive’s employment with the Company terminates.

5.Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.Tax Withholding.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Executive for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or its subsidiaries or any Affiliate has a withholding obligation, the Executive shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company or its subsidiaries or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Executive fails to do so, the Company or its subsidiaries or any Affiliate is authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Executive in any capacity any tax required to be withheld by reason of such resulting income, sufficient to satisfy the withholding obligation.

7.Section 83(b) Election.  The Executive shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the prior written approval of the Chief Financial Officer of the Company.  If the Chief Financial Officer of the Company permits the election, the Executive shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any.

8.No Fractional Shares.  All provisions of this Agreement concern whole Shares.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

9.Employment Relationship.  For purposes of this Agreement, the Executive shall be considered to be in the employment of the Company and its Affiliates as long as the Executive has an employment relationship with the Company and its Affiliates.  The Compensation Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, for purposes of the Plan and the Compensation Committee’s determination shall be final and binding on all persons.

10.Not an Employment Agreement.  This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or other service relationship between the Executive and the Company, its subsidiaries or any of its Affiliates, to guarantee the right to remain employed by the Company, its subsidiaries or any of its Affiliates for any specified term or to require the Company, its subsidiaries or any of its Affiliates to employ the Executive for any period of time.

11.Legend.  The Executive consents to the placing on the certificate or electronic book entry for the Shares an appropriate legend restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder.

12.Notices.  Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office addressed to the attention of the Compensation Committee and to the Executive at the Executive’s residential address indicated beneath the Executive’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Executive.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Executive.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.Dispute Resolution.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Compensation Committee.

15.Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Colorado, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

16.Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and the Executive, the Executive’s permitted assigns, executors, administrators, agents, legal and personal representatives.

17.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Executive has executed this Agreement, all effective as of the date first above written.

DOUBLE EAGLE PETROLEUM CO.

By: /s/ Richard Dole_____________
Name: Richard Dole
Title:   President & CEO

EXECUTIVE:

/s/ Charles Chambers
Name:  Charles Chambers

Address:        11818 Village Park Circle

                      Houston, TX  77024

Irrevocable Stock Power

Know all men by these presents, that the undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto the Secretary of Double Eagle Petroleum Co., a Maryland corporation (the “Company”), the Shares transferred pursuant to the Restricted Stock Award Agreement dated effective March 24, 2014, between the Company and the undersigned; and subject to and in accordance with such Restricted Stock Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.

In Witness Whereof, the undersigned has executed this Irrevocable Stock Power effective the __31__ day of _____March______, 2014.

/s/ Charles Chambers

Name:  Charles Chambers

EXHIBIT B

DOUBLE EAGLE PETROLEUM CO.
2010 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT
(Performance-Based Vesting)

This Restricted Stock Award Agreement (this “Agreement”) is made by and between Double Eagle Petroleum Co., a Maryland corporation (the “Company”), and Charles Chambers (the “Executive”) effective as of March 24, 2014 (the “Grant Date”), pursuant to the Double Eagle Petroleum Co. 2010 Stock Incentive Plan (the “Plan”), a copy of which previously has been made available to the Executive and the terms and provisions of which are incorporated by reference herein.

Whereas, the Company desires to grant to the Executive the shares of the Company’s common stock, $0.10 par value per share, specified herein (the “Shares”), subject to the terms and conditions of this Agreement; and

Whereas, the Executive desires to have the opportunity to hold the Shares subject to the terms and conditions of this Agreement;

Now, Therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

18.Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)“Achievement Percentage” means the Reserve Achievement Percentage or the Stock Price Achievement Percentage.

(b)“Affiliate”. means any individual, corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or comparable individuals of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(c)“BOE” means a barrel of oil equivalent which is one barrel (42 US gallons) of crude oil or six thousand (6,000) cubic feet of natural gas.

(d) “Change in Control” shall have the meaning set forth in Section 1 of the Plan.

(e)“Forfeiture Restrictions” means the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Shares issued to the Executive hereunder and the obligation to forfeit and surrender such Shares to the Company.

(f)“Performance Period” means the three (3) year period beginning on the Grant Date and ending on the third anniversary of the Grant Date.

(g) “Period of Restriction” means the period during which Restricted Shares are subject to Forfeiture Restrictions and during which Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered.

(h)“Reserve Achievement Percentage” means the quotient, expressed as a percentage, of (i) (A) the amount of the Company’s proved reserves (expressed as BOE) as of December 31, 2016, divided by (B) 12,447,920 BOE, divided by (ii) 300 percent (300%), and rounded down as follows:  if the amount so calculated (w) is less than 50 percent (50%), the Reserve Achievement Percentage shall be zero percent (0%), (x) is greater than 50 percent (50%) but less than 75 percent (75%), the Reserve Achievement Percentage shall be fifty percent (50%), (y) is greater than 75 percent (75%) but less than 100 percent (100%) the Reserve Achievement Percentage shall be 75 percent (75%), and (z) is greater than 100 percent (100%) the Reserve Achievement Percentage shall be 100 percent (100%).

(i)“Restricted Shares” means the Shares that are subject to the Forfeiture Restrictions under this Agreement.

(j)“Stock Price Achievement Percentage” means the quotient, expressed as a percentage, of (i) the weighted average price per share of the Common Stock for the last 30 trading days of the calendar year 2016, divided by (ii) $7.50, and rounded down as follows:  if the amount so calculated (A) is less than 50 percent (50%), the Stock Price Achievement Percentage shall be zero percent (0%), (B) is greater than 50 percent (50%) but less than 75 percent (75%), the Stock Price Achievement Percentage shall be fifty percent (50%), (C) is greater than 75 percent (75%) but less than 100 percent (100%) the Stock Price Achievement Percentage shall be 75 percent (75%), and (D) is greater than 100 percent (100%) the Stock Price Achievement Percentage shall be 100 percent (100%).

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

19.Grant of Restricted Shares.  Effective as of the Grant Date, the Company shall cause to be issued in the Executive’s name the following Shares as Restricted Shares:  352,423 shares of the Company’s common stock, $0.10 par value.  The Company shall cause certificates or electronic book entries evidencing the Restricted Shares, and any shares of Common Stock or rights to acquire shares of Common Stock distributed by the Company in respect of Restricted Shares during any Period of Restriction (the “Retained Distributions”), to be issued in the Executive’s name.  During the Period of Restriction such electronic book entries and certificates shall bear a restrictive legend to the effect that ownership of such Restricted Shares (and any Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Executive shall have the right to vote the Restricted Shares awarded to the Executive and to receive and retain all regular dividends paid in cash or property (other than Retained Distributions), and to exercise all other rights, powers and privileges of a holder of Shares, with respect to such Restricted Shares, with the exception that (a) the Executive shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Executive may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Period of Restriction.  Upon issuance any certificates shall be delivered to such depository as may be designated by the Compensation Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of Shares set forth in this Agreement the Executive accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

20.Transfer Restrictions.  The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws.  The Executive also agrees that the Company may (a) refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

21.Vesting.  The Shares that are granted hereby are subject to the Forfeiture Restrictions.  The Forfeiture Restrictions will lapse as to the Shares that are awarded hereby as provided in Section 4(a) through Section 4(j) below.

(a)The Forfeiture Restrictions will lapse on the last day of the Performance Period as to all of the Shares if (i) both the Reserve Achievement Percentage and the Stock Price Achievement Percentage equal 100 percent (100%) and (ii) the Executive has remained employed by the Company throughout the Performance Period.

(b)The Forfeiture Restrictions will not lapse as to any of the Shares and all the Restricted Shares shall be forfeited to the Company and this Agreement shall terminate on the last day of the Performance Period (if this Agreement has not previously terminated) if the Reserve Achievement Percentage and/or the Stock Price Achievement Percentage equals zero percent (0%).

(c)The Forfeiture Restrictions will lapse on the last day of the Performance Period as to 50 percent (50%) of the Shares if (i) either the Reserve Achievement Percentage or the Stock Price Achievement Percentage equals 50 percent (50%) and the other Achievement Percentage either equals or exceeds 50 percent (50%) and (ii) the Executive has remained employed by the Company throughout the Performance Period.  In such case the Forfeiture Restrictions will not lapse as to remaining 50 percent (50%) of the Shares and such 50 percent (50%) of the Shares shall be forfeited to the Company on the last day of the Performance Period.

(d)The Forfeiture Restrictions will lapse on the last day of the Performance Period as to 75 percent (75%) of the Shares if (i) either the Reserve Achievement Percentage or the Stock Price Achievement Percentage equals 75 percent (75%) and the other Achievement Percentage either equals or exceeds 75 percent (75%) and (ii) the Executive has remained employed by the Company throughout the Performance Period.  In such case the Forfeiture Restrictions will not lapse as to remaining 25 percent (25%) of the Shares and such 25 percent (25%) of the Shares shall be forfeited to the Company on the last day of the Performance Period.

(e)Notwithstanding any other provision of this Agreement to the contrary, if, prior to the last day of the Performance Period, a Change in Control occurs and the Executive’s employment with the Company is terminated by the Company without Cause on or within six months after the Change in Control and prior to last day of the Performance Period or by the Executive for Good Reason on or within six months after the Change in Control and prior to last day of the Performance Period then all of the remaining Forfeiture Restrictions will lapse as to the Shares that are awarded hereby or the remaining Shares that have not previously vested under Section 4(f) on the date the Executive’s employment with the Company so terminates.

(f)Notwithstanding any other provision of this Agreement to the contrary, if, prior to the last day of the Performance Period, a Change in Control occurs and the Executive’s employment with the Company is not terminated by either the Company or the Executive as described in Section 4(e) on the date of the Change in Control the Forfeiture Restrictions will lapse on the date of the Change in Control to the extent provided in Section 4(a) through Section 4(d) above after applying the following adjustments to the provisions of this Agreement:  (i) the clause “last day of the Performance Period” in Section 4(a) through Section 4(d) will be replaced by the clause “the date of the Change in Control” and the requirement in clause (ii) in each of Section 4(a), (c) and (d) that the Executive has remained employed by the Company throughout the Performance Period shall not apply, (ii) the clause “as of December 31, 2016” in the definition of Reserve Achievement Percentage will be replaced by the clause “the date of the Change in Control” and (iii) the clause “of the calendar year 2016” in the definition of Stock Price Achievement Percentage will be replaced by the clause “preceding the date of the Change in Control”.

(g)Notwithstanding any other provision of this Agreement to the contrary, if, prior to the last day of the Performance Period, the Executive’s employment with the Company is terminated as a result of the Executive’s death or Disability (and no Change in Control of the Company has occurred) the Forfeiture Restrictions will lapse as to a pro-rata portion of the Shares that are awarded hereby on the date the Executive’s employment with the Company is so terminated to the extent provided in Section 4(a) through Section 4(d) above after applying the following adjustments to the provisions of this Agreement:  (i) the clause “last day of the Performance Period” in Section 4(a) through Section 4(d) will be replaced by the clause “the date of the Executive’s death or Disability” and the requirement in clause (ii) in each of Section 4(a), (c) and (d) that the Executive has remained employed by the Company throughout the Performance Period shall not apply, (ii) the clause “as of December 31, 2016” in the definition of Reserve Achievement Percentage will be replaced by the clause “the date of the Executive’s death or Disability” and (iii) the clause “of the calendar year 2016” in the definition of Stock Price Achievement Percentage will be replaced by the clause “preceding the date of Executive’s death or Disability”, and the result so determined under Section 4(a) through Section 4(d) will be pro-rated by multiplying such result by (A) the number of full, complete calendar months from the Grant Date (including, the month that includes the Grant Date even though such month is not a full, complete calendar month) through the date of the Executive’s death or Disability divided by (B) 36, and the amount resulting will be the number of Restricted Shares with respect to which the Forfeiture Restrictions shall so lapse and the Forfeiture Restrictions will not lapse as to remaining Restricted Shares which shall be forfeited to the Company on the date of the Executive’s death or Disability.

(h)Notwithstanding any other provision of this Agreement to the contrary, if, prior to the last day of the Performance Period, the Executive’s employment with the Company is terminated by the Executive for “good reason” or by the Company without “cause” (and no Change in Control of the Company has occurred) the Forfeiture Restrictions will lapse as to a pro-rata portion of the Shares that are awarded hereby on the date the Executive’s employment with the Company is so terminated to the extent provided in Section 4(a) through Section 4(d) above after applying the following adjustments to the provisions of this Agreement:  (i) the clause “last day of the Performance Period” in Section 4(a) through Section 4(d) will be replaced by the clause “the date the Executive’s employment with the Company is terminated” and the requirement in clause (ii) in each of Section 4(a), (c) and (d) that the Executive has remained employed by the Company throughout the Performance Period shall not apply, (ii) the clause “as of December 31, 2016” in the definition of Reserve Achievement Percentage is substituted with “the date the Executive’s employment with the Company is terminated” and (iii) the clause “of the calendar year 2016” in the definition of Stock Price Achievement Percentage is substituted with “preceding the date on which the Executive’s employment with the Company is terminated”, and the result so determined under Section 4(a) through Section 4(d) will be pro-rated by multiplying such result by (A) the number of full, complete calendar months from the Grant Date (including, the month that includes the Grant Date even though such month is not a full, complete calendar month) through the date the Executive’s employment with the Company is terminated divided by (B) 36, and the amount resulting will be the number of Restricted Shares with respect to which the Forfeiture Restrictions shall so lapse and the Forfeiture Restrictions will not lapse as to remaining Restricted Shares which shall be forfeited to the Company on the date the Executive’s employment with the Company is terminated.

(i)Upon the lapse of the Forfeiture Restrictions with respect to the Shares granted hereby the Company shall cause to be delivered to the Executive a stock certificate or electronic book entry representing such Shares, and such Shares shall be transferable by the Executive (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

(j)If the Executive’s employment with the Company terminates for any reason before the last day of the Performance Period other than as provided in Section 4(e), (f), (g) or (h) the Forfeiture Restrictions applicable to the Restricted Shares shall not lapse and all the Restricted Shares shall be forfeited to the Company and this Agreement shall terminate on the date that the Executive’s employment with the Company terminates.

22.Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

23.Tax Withholding.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Executive for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or its subsidiaries or any Affiliate has a withholding obligation, the Executive shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company or its subsidiaries or any

Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Executive fails to do so, the Company or its subsidiaries or any Affiliate is authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Executive in any capacity any tax required to be withheld by reason of such resulting income, sufficient to satisfy the withholding obligation.

24.Section 83(b) Election.  The Executive shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the prior written approval of the Chief Financial Officer of the Company.  If the Chief Financial Officer of the Company permits the election, the Executive shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any.

25.No Fractional Shares.  All provisions of this Agreement concern whole Shares.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

26.Employment Relationship.  For purposes of this Agreement, the Executive shall be considered to be in the employment of the Company and its Affiliates as long as the Executive has an employment relationship with the Company and its Affiliates.  The Compensation Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, for purposes of the Plan and the Compensation Committee’s determination shall be final and binding on all persons.

27.Not an Employment Agreement.  This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or other service relationship between the Executive and the Company, its subsidiaries or any of its Affiliates, to guarantee the right to remain employed by the Company, its subsidiaries or any of its Affiliates for any specified term or to require the Company, its subsidiaries or any of its Affiliates to employ the Executive for any period of time.

28.Legend.  The Executive consents to the placing on the certificate or electronic book entry for the Shares an appropriate legend restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder.

29.Notices.  Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office addressed to the attention of the Compensation Committee and to the Executive at the Executive’s residential address indicated beneath the Executive’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

30.Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Executive.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Executive.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

31.Dispute Resolution.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Compensation Committee.

32.Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Colorado, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

33.Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and the Executive, the Executive’s permitted assigns, executors, administrators, agents, legal and personal representatives.

34.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Executive has executed this Agreement, all effective as of the date first above written.

DOUBLE EAGLE PETROLEUM CO.

By:  /s/ Richard Dole_______________
Name:  Richard Dole_______________
Title:    President & CEO____________

EXECUTIVE:

/s/ Charles Chambers
Name:  Charles Chambers

Address:         11818 Village Park Circle

                       Houston, TX  77024

Irrevocable Stock Power

Know all men by these presents, that the undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto the Secretary of Double Eagle Petroleum Co., a Maryland corporation (the “Company”), the Shares transferred pursuant to the Restricted Stock Award Agreement dated effective March 24, 2014, between the Company and the undersigned; and subject to and in accordance with such Restricted Stock Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.

In Witness Whereof, the undersigned has executed this Irrevocable Stock Power effective the __31___ day of _____March_________, 2014.

/s/ Charles Chambers

Name:  Charles Chambers

Exhibit C

Release

1.In consideration of the payments and benefits to be made under the Employment Agreement, dated as of March 31, 2014 (the “Employment Agreement”), by and between Charles Chambers (“Employee”) and Double Eagle Petroleum Co. (the “Company”) (each of Employee and the Company, a “Party” and together, the “Parties”), the sufficiency of which Employee acknowledges, Employee, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Company and each of its subsidiaries and Affiliates (as defined in the Employment Agreement) (the “Company Affiliated Group”), their present and former officers, directors, executives, stockholders, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Company Released Party that arises out of, or relates to, the Employment Agreement, Employee’s employment with the Company or any of its subsidiaries and Affiliates, or any termination of such employment, including claims (i) for severance or vacation or paid time off benefits, unpaid wages, salary or incentive payments, (ii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iii) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (iv) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act (“ADA”), the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), the Equal Pay Act, the Uniformed Services Employment and Reemployment Rights Act and any similar or analogous state statute.   Notwithstanding the foregoing, this Release shall not apply and expressly excludes: (a) vested benefits under any plan maintained by the Company that provides for deferred compensation, equity compensation or pension or retirement benefits; (b) health benefits under any policy or plan currently maintained by the Company that provides for health insurance continuation or conversion rights including, but not limited to, rights and benefits to continue health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or similar state law; (c) any claim that cannot by law be waived or released by private agreement; (d) claims arising after the date of the Release; (e) to the extent not paid as of the date of this Release, payments and benefits to be made under the Employment Agreement; (f) claims under any directors and officers insurance policies; and (g) rights to indemnification Employee may have under the by-laws or certificate of incorporation of the Company and its Affiliates, any applicable indemnification agreements with the Company and its Affiliates or applicable law.

2.Employee acknowledges and agrees that the release of claims set forth in this Release is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

3.The release of claims set forth in this Release applies to any relief no matter how called, including, without limitation, (i) wages, (ii) back pay or front pay, (iii) compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, (iv) costs, (v) attorneys’ fees and expenses, and (vi) any right to receive any compensation or benefit from any complaint, claim, or charge with any local, state or federal court, agency or board, or in any proceeding of any kind which may be brought against the Company as a result of such a complaint, claim or charge.

4.Employee specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Release is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law Employee is not permitted to waive.

5.As to rights, claims and causes of action arising under the ADEA, Employee acknowledges that he has been given a period of twenty-one (21) days to consider whether to execute this Release.  If Employee accepts the terms hereof and executes this Release, he may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke this Release as it relates to the release of claims arising under the ADEA.  If no such revocation occurs, this Release shall become irrevocable in its entirety, and binding and enforceable against Employee, on the day next following the day on which the foregoing seven-day period has elapsed.  If such a revocation occurs, Employee shall irrevocably forfeit any right to payment of the severance benefits described in Section 3.5 of the Employment Agreement, but the remainder of the Employment Agreement shall continue in full force.

6.Other than as to rights, claims and causes of action arising under the ADEA, the release of claims set forth in this Release shall be immediately effective upon execution by Employee.

7.Employee acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

8.Employee acknowledges that he has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to the release of claims set forth in this Release, and has been given a sufficient period within which to consider the release of claims set forth in this Release.

9.Employee acknowledges that the release of claims set forth in this Release relates only to claims that exist as of the date of this Release.

10.Employee acknowledges that the severance benefits described in Section 3.5 of the Employment Agreement he will receive in connection with the release of claims set forth in this Release and his obligations under this Release are in addition to anything of value to which Employee is entitled from the Company.

11.Each provision hereof is severable from this Release, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect.  If any provision of this Release is so broad, in scope, or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

12.This Release constitutes the complete agreement of the Parties in respect of the subject matter hereof and shall supersede all prior agreements between the Parties in respect of the subject matter hereof except to the extent set forth herein.

13.The failure to enforce at any time any of the provisions of this Release or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Release, or any part hereof, or the right of any party thereafter to enforce each and every such provision in accordance with the terms of this Release.

14.This Release may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Signatures delivered by facsimile shall be deemed effective for all purposes.

15.This Release shall be binding upon any and all successors and assigns of Employee and the Company.

16.Except for issues or matters as to which federal law is applicable, this Release shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without resort to any principle of conflict of laws that would require application of the laws of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, this Release has been signed as of __March 31____, 2014.

By:/s/ Charles Chambers Name: Charles Chambers